EXHIBIT 99.1

                      [ALLIS-CHALMERS ENERGY INC. LETTERHEAD]


   PRESS RELEASE                                CONTACT: Victor M. Perez, CFO
                                                         Allis-Chalmers Energy
                                                         713-369-0550

                                                         Lisa Elliott, Sr. VP
                                                         DRG&E/ 713-529-6600

          ALLIS-CHALMERS ENERGY REPORTS FIRST QUARTER 2005 RESULTS AND
                             PROVIDES 2005 GUIDANCE

            FIRST QUARTER REVENUE AND INCOME FROM OPERATIONS DOUBLED

**Please note conference call dial-in number has changed to 303-262-2190

HOUSTON, TEXAS, May 5, 2005 - Allis-Chalmers Energy Inc. (AMEX: ALY) today announced its results for the first quarter ended March 31, 2005.

         First quarter 2005 revenues increased approximately 100% to $19.3 million compared to $9.7 million for the first quarter of 2004. The increase was primarily driven by expanded market share, a more diversified customer base, strategic acquisitions and the opening of new equipment yards in Alice, Midland, and Corpus Christi, Texas and Oklahoma City, Oklahoma.

         Income from operations grew 118% to $2.3 million for first quarter 2005 from $1.1 million in the first quarter of 2004 driven mainly by improved performance in directional drilling and casing services. Similar factors drove a 90% increase in Company EBITDA to $3.6 million for first quarter 2005 from $1.9 million in the first quarter of 2004. As EBITDA is a non-GAAP item, additional information and discussion regarding EBITDA is provided later in this release.

         Net income for the first quarter of 2005 attributed to common shares was $1.6 million or $0.09 per diluted share, compared to net income attributed to common shares of $384,000 or $0.05 per diluted share.

         Micki Hidayatallah, the Company's Chairman and Chief Executive Officer stated, "These solid results demonstrate the positive impact of our strategic initiatives to diversify our customer base, increase our market share with existing customers and expand our geographic reach. We have successfully employed experienced technicians and continue to provide our customers with quality equipment so that we may establish a reputation as a dependable service provider. We intend to continue our strategy of focusing on niche markets that are growing faster than the overall oil service industry and to diversify our product offerings to achieve a balanced mix of drilling services and production services to mitigate cyclical risk. While we see strong organic growth opportunities in the markets we serve, we expect to continue to complete attractive acquisitions that complement our market presence."

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

SEGMENT RESULTS ARE AS FOLLOWS:

o CASING & TUBING: Comprising 37% of the Company's first quarter 2005 income from operations before corporate expenses, operating income for the casing and tubing services segment increased to $1.3 million from $442,000 in the first quarter of 2004. The 200% increase was a result of improved pricing for our services in South Texas, additional personnel that increased our capabilities, and increased revenue from Mexico.

o DIRECTIONAL DRILLING. Comprising 52% of the Company's first quarter 2005 income from operations before corporate expenses, operating income for the directional drilling services segment increased to $1.9 million from $662,000 in the first quarter of 2004. The 184% improvement was due to improved pricing and the establishment of new operations in Midland and Corpus Christi, Texas and Oklahoma City, Oklahoma, and the hiring of additional directional drillers in these locations.

o COMPRESSED AIR DRILLING. Comprising 15% of the Company's first quarter 2005 income from operations before corporate expenses, operating income attributed to compressed air drilling increased to $527,000 in the 2005 period compared to income from operations of $255,000 in the 2004 period, in part due to the acquisition of Diamond Air as of November 1, 2004.

o OTHER SERVICES. Other services is comprised of the Company's production services segment (with the acquisition of Downhole Injection Systems, LLC on December 1, 2004) and rental tool segment (with the acquisition of Safco Oilfield Products, Inc. on September 1, 2004). Income from operations before corporate expenses was a loss of $119,000. It is the Company's plan to grow these businesses by increasing market presence and critical mass, and thereby improve profitability.

o CORPORATE EXPENSES. Corporate expenses increased to $1.4 million from $0.3 million reflecting the increased legal fees, accounting fees and other fees related to the Company's internal controls and corporate governance process. In addition, the Company expanded its corporate accounting and administrative staff as required to support a growing public company.


OUTLOOK & GUIDANCE:

         The following statements are based on Allis-Chalmers' current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future capital transactions, such as business combinations, divestitures and financings, that may be completed after the date of this news release.

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

         In addition, the Company's guidance ranges are based on the assumption that current market conditions in the Company's business segments will last through at least 2005. Any material change in market conditions in any of the Company's business segments could affect its guidance.

         SECOND QUARTER 2005 GUIDANCE. Underscored by positive first quarter performance and the recent strategic acquisitions of Delta and Capcoil, Allis-Chalmers is initiating its second quarter and calendar 2005 financial guidance. Using the first quarter results as a base for the low end of the second quarter guidance range, the Company anticipates generating revenue in the range of $20 million to $24 million and quarterly EBITDA in the range of $3.5 million to $4.5 million. Diluted earnings per share for the second quarter of 2005 is also expected to reside between $0.09 and $0.12.

         CALENDAR 2005 GUIDANCE. The Company expects total revenues for the full year 2005 to range between $80 million and $95 million, with total full year EBITDA expected to range between $14.2 million and $17.5 million. Based on approximately 18.0 million average diluted shares outstanding for the year, diluted earnings per share is expected to range between $0.28 and $0.45. Notably, this guidance does not assume any future acquisitions.

FINANCIAL DATA & GUIDANCE
--------------------------------------------------------------------------------

SELECT INCOME STATEMENT:                                 SECOND QUARTER 2005E                  FULL YEAR 2005E
                                                         --------------------                  ---------------
                                  Revenues:                  $20 mm to $24 mm                  $80 mm to $95 mm
                                    EBITDA:                $3.5 mm to $4.5 mm              $14.2 mm to $17.5 mm
                               Diluted EPS:                    $0.09 to $0.12                    $0.28 to $0.45

CONFERENCE CALL:

**PLEASE NOTE THE CONFERENCE CALL DIAL-IN NUMBER HAS CHANGED TO 303-262-2190

         The Company will hold a conference call to discuss its 2005 first quarter financial results and recent developments at 10:00 a.m. Eastern (9:00 a.m. Central) today, May 5, 2005. To participate in the call, dial (303) 262-2190 and ask for the Allis-Chalmers call at least 10 minutes prior to the start time. For those who cannot listen to the live call, a telephonic replay will be available through May 12, 2005, and may be accessed by calling (303) 590-3000 and using the pass code 11029429.

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


ABOUT ALLIS-CHALMERS ENERGY

Allis-Chalmers Energy Inc. provides a variety of products and services to the oil and natural gas industry. Through its subsidiaries, Allis-Chalmers is engaged in providing specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells, directional and horizontal drilling services, the rental of "hevi-wate" spiral drill pipe and related oilfield services, services to enhance production through the installation of small diameter coiled tubing and chemicals into producing oil and gas wells and air drilling services to natural gas exploration and development operators.

FORWARD- LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) REGARDING ALLIS-CHALMERS ENERGY'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS. WORDS SUCH AS EXPECTS, ANTICIPATES, INTENDS, PLANS, BELIEVES, SEEKS, ESTIMATES AND SIMILAR EXPRESSIONS OR VARIATIONS OF SUCH WORDS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.

ALTHOUGH FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE REFLECT THE GOOD FAITH JUDGMENT OF MANAGEMENT, SUCH STATEMENTS CAN ONLY BE BASED ON FACTS AND FACTORS CURRENTLY KNOWN TO MANAGEMENT. CONSEQUENTLY, FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THE RESULTS AND OUTCOMES DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES IN RESULTS AND OUTCOMES INCLUDE, BUT ARE NOT LIMITED TO, DEMAND FOR OIL AND NATURAL GAS DRILLING SERVICES IN THE AREAS AND MARKETS IN WHICH THE COMPANY OPERATES, COMPETITION, OBSOLESCENCE OF PRODUCTS AND SERVICES, THE COMPANY'S ABILITY TO OBTAIN FINANCING TO SUPPORT ITS OPERATIONS, ENVIRONMENTAL AND OTHER CASUALTY RISKS, AND THE IMPACT OF GOVERNMENT REGULATION. FURTHER INFORMATION ABOUT THE RISKS AND UNCERTAINTIES THAT MAY IMPACT THE COMPANY ARE SET FORTH IN THE COMPANY'S MOST RECENT FILINGS ON FORM 10K (INCLUDING WITHOUT LIMITATION IN THE "RISK FACTORS" SECTION) AND FORM 10-Q, AND IN THE COMPANY'S OTHER SEC FILINGS AND PUBLICLY AVAILABLE DOCUMENTS. READERS ARE URGED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT ANY EVENT OR CIRCUMSTANCE THAT MAY ARISE AFTER THE DATE OF THIS PRESS RELEASE.


                                      # # #

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

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share)
(unaudited)
                                                            THREE MONTHS ENDED,
                                                           MARCH 31,   MARCH 31,
                                                             2005       2004
                                                           --------    --------
                                                                      (Restated)

Revenues                                                   $ 19,334    $  9,661

Cost of revenues                                             12,785       6,909
Depreciation expense                                            914         619
                                                           --------    --------

Total cost of revenues                                       13,699       7,528

Gross margin                                                  5,635       2,133

General and administrative expense                            2,994         884
Amortization expense                                            394         219
                                                           --------    --------

Total general and administrative costs                        3,388       1,103

Income from operations                                        2,247       1,030

Other income (expense):
Interest expense                                               (521)       (569)
Settlement on lawsuit                                           115          --
Other                                                            33         187
                                                           --------    --------

Total other income (expense)                                   (373)       (382)
                                                           --------    --------

Net income before minority interest and income taxes          1,874         648

Minority interest  in income of subsidiaries                   (144)        (73)
Provision for foreign taxes                                    (163)       (103)
                                                           --------    --------

Net income                                                    1,567         472

Preferred stock dividend                                         --         (88)
                                                           --------    --------

Net income attributed to common shareholders               $  1,567    $    384
                                                           ========    ========


Income per common share basic                              $   0.12    $   0.10
                                                           ========    ========
Income per common share diluted                            $   0.09    $   0.05
                                                           ========    ========

Weighted average number of common shares outstanding:
Basic                                                        13,632       3,927
                                                           ========    ========
Diluted                                                      17,789       5,762
                                                           ========    ========

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

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)

                                                      MARCH 31,    DECEMBER 31,
                                                        2005           2004
                                                      ---------     ---------
                                                              (unaudited)

ASSETS
Cash and cash equivalents                             $  5,999      $  7,344
Trade receivables, net                                  16,402        12,986
Inventory                                                2,464         2,373
Lease receivable, current                                  180            18
Prepaid expenses and other                               1,976         1,495
                                                      ---------     ---------
         Total current assets                           27,021        24,378
                                                      ---------     ---------

Property and equipment, net                             39,493        37,679
Goodwill                                                11,776        11,776
Other intangible assets, net                             4,891         5,057
Debt issuance costs, net                                   635           685
Lease receivable, less current portion                     485           558
Other assets                                                75            59
                                                      ---------     ---------
         Total assets                                 $ 84,376      $ 80,192
                                                      =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt                  $  4,109      $  5,541
Trade accounts payable                                   5,698         5,694
Accrued salaries, benefits and payroll taxes               811           615
Accrued interest                                           460           470
Accrued expenses                                         2,300         1,852
Accounts payable, related parties                          200           740
                                                      ---------     ---------
         Total current liabilities                      13,548        14,912

Accrued postretirement benefit obligations                 676           687
Long-term debt, net of current maturities               28,750        24,932
Other long-term liabilities                                129           129
                                                      ---------     ---------
         Total liabilities                              43,133        40,660

Commitments and Contingencies

Minority interests                                       4,567         4,423

STOCKHOLDERS' EQUITY

Common stock, $0.01 par value (20,000,000 shares
    authorized; 13,629,686 and 13,611,525 issued
    and outstanding at March 31, 2005 and
    December 31, 2004, respectively                        136           136
Capital in excess of par value                          40,331        40,331
Accumulated deficit                                     (3,791)       (5,358)
                                                      ---------     ---------

         Total stockholders' equity                     36,676        35,109
                                                      ---------     ---------

         Total liabilities and stockholders' equity   $ 84,376      $ 80,192
                                                      =========     =========

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

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION                        THREE MONTHS ENDED,
(in thousands, except per share)    MARCH 31, 2005    MARCH 31, 2004               CHANGE
                                     -------------     -------------     ---------------------------
                                                         (Restated)         ($ 000s)          (%)

REVENUES:
Casing and tubing services           $      3,560      $      1,939      $      1,621            84%
Directional drilling services               9,901             5,253             4,648            88%
Compressed air drilling services            4,181             2,469             1,712            69%
Other services                              1,692                --             1,692            --
General corporate                              --                --                --            --
                                     -------------     -------------     -------------     ---------

Total                                $     19,334      $      9,661      $      9,673           100%

INCOME (LOSS) FROM OPERATIONS:
Casing and tubing services           $      1,327      $        442      $        885           200%
Directional drilling services               1,878               662             1,216           184%
Compressed air drilling services              527               255               272           107%
Other services                               (119)               --              (119)           --
General corporate                          (1,366)             (329)           (1,037)          315%
                                     -------------     -------------     -------------     ---------

Total                                $      2,247      $      1,030      $      1,217           118%

DEPRECIATION & AMORTIZATION:
Casing and tubing services           $        440      $        361      $         79            22%
Directional drilling services                 150               101                49            48%
Compressed air drilling services              448               351                97            28%
Other services                                224                --               224            --
General corporate                              45                25                21            84%
                                     -------------     -------------     -------------     ---------

Total                                $      1,308      $        838      $        470            56%


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


ALLIS-CHALMERS ENERGY INC.
REGULATION G RECONCILIATION



                   USE OF EBITDA & REGULATION G RECONCILIATION
                   -------------------------------------------

This earnings release contains references to the non-GAAP financial measure of Earnings (net income) before Interest, Taxes, Depreciation, and Amortization, or EBITDA. This term, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, the Company believes EBITDA is useful to an investor in evaluating ALY's operating performance because:

o It is widely used by investors in the energy industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

o It helps investors more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the impact of the Company's capital structure and asset base from Allis-Chalmers' operating results.

o It is used by Allis-Chalmers' management as a measure of operating performance, in presentations to its board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the table below.

                   RECONCILIATION OF EBITDA TO GAAP NET INCOME
                                 ($ in millions)


-------------------------------------------------------------------------------------------------------

                                             HISTORIC                     FORWARD GUIDANCE 1)
                                         ------------------      --------------------------------------
                                           1Q 05     1Q 04           2Q 05     2Q 05  2005E      2005E
                                         -------- ---------      --------- --------- -------- ---------
                                                                  LO CASE   HI CASE  LO CASE   HI CASE

Consolidated EBITDA                        $3.55     $1.87          $3.5      $4.5     $14.2     $17.5
Depreciation and amortization               1.31      0.84           1.4       1.4       6.0       6.0
GAAP Income from operations                $2.25     $1.03          $2.1      $3.1      $8.2     $11.5
Interest expense, net                       0.52      0.57           0.5       0.5       2.2       2.2
Income taxes                                0.16      0.10           0.1       0.2       0.6       0.7
Gains on asset sales & litigation           0.12        --           0.0       0.0       0.1       0.1
Minority Interest & other expense
(income)                                    0.11    (0.11)           0.1       0.2       0.6       0.7
Net income                                 $1.57     $0.38          $1.5      $2.1      $5.0      $8.1

-------------------------------------------------------------------------------------------------------

    -----------------------------------------
    1) Based on 2005 Company guidance range.



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